Exhibit 14(a)

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report on the Grand Prix Fund dated November 27, 2002, in Post-Effective Amendment No. 1 to the Registration Statement (From N-14 No. 333-108873) of Grand Prix Funds, Inc. filed with the Securities and Exchange Commission under the Securities Act of 1933.

/s/ ERNST & YOUNG LLP

Chicago, Illinois

January 13, 2004